Exhibit 6

Amended and Restated Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Shares, $0.001 par value per share, of Hampton Roads Bankshares, Inc., a Virginia corporation and further agree that this Amended and Restated Joint Filing Agreement be included as an Exhibit to such joint filings.  In evidence thereof, the undersigned, being duly authorized, have executed this Amended and Restated Joint Filing Agreement this the 26th day of February, 2016.

ANCHORAGE ADVISORS MANAGEMENT, L.L.C.

By:	/s/ Kevin M. Ulrich
Name:	Kevin M. Ulrich
Title:	Senior Managing Member

ANCHORAGE CAPITAL GROUP, L.L.C.

By:	/s/ Kevin M. Ulrich
Name:	Kevin M. Ulrich
Title:	Chief Executive Officer

ANCHORAGE CAPITAL MASTER OFFSHORE, LTD.

By:	/s/ Natalie Birrell
Name:	Natalie Birrell
Title:	Director

ACMO-HR, L.L.C.

By: Anchorage Capital Master Offshore, Ltd., its sole member

By: Anchorage Advisors, L.L.C., its investment manager

By:	/s/ Natalie Birrell
Name:	Natalie Birrell
Title:	Chief Operating Officer

KEVIN M. ULRICH

/s/ Kevin M. Ulrich